                                                                   EXHIBIT 10.29

                  12.875% Senior Discount Debentures due 2009


No. R1                                                              $112,000,000
CUSIP NO. 007451 A B 3


                          ADVANCE HOLDING CORPORATION


promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Twelve Million Dollars ($112,000,000) on April 15, 2009.


                Interest Payment Dates: April 15 and October 15

                      Record Dates:  April 1 and October 1

              Cash payments of interest commence: October 15, 2003


                              ADVANCE HOLDING CORPORATION


                              By:_______________________________________
                              Name:  J. O'Neil Leftwich
                              Title: Senior Vice President and Chief
                                     Financial Officer, Secretary and Treasurer

This is one of the 12.875% Senior
Discount Debentures referred to in the
within-mentioned Indenture:


Dated:  ____________________

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:__________________________________
   Authorized Signatory

                  12.875% Senior Discount Debentures due 2009

          Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.


     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $535.86, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,236.64, THE ISSUE DATE IS APRIL 15, 1998 AND THE YIELD TO MATURITY IS 12.875% PER ANNUM.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. PRINCIPAL AND INTEREST. If all of the Debentures issuable under the Indenture are issued, such Debentures will accrete in value in the manner specified in the Indenture to an aggregate principal amount of $112,000,000 by April 15, 2003. The principal amount at Stated Maturity of this Debenture is set forth on the face hereof. Advance Holding Corporation or its successor ("Holding"), promises to pay interest as and to the extent provided below in this paragraph 1 on the principal amount of this Debenture at the rate of 12.875% per annum, commencing to accrue on April 15, 2003, and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Holding will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 15 and October 15, commencing on October 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2003; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Debentures, in which case interest shall accrue from April 15, 2003. Holding shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (or Accreted Value, if applicable) at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy
          Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. METHOD OF PAYMENT. Holding will pay interest on the Debentures and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Debentures at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, provided that defaulted interest shall be paid in accordance with Section 2.12 of the Indenture. The Debentures shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of Holding maintained for such purpose within or without the City and State of New York, or, at the option of Holding, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global Debentures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. Holding may change

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          any Paying Agent or Registrar without notice to any Holder. Holding or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. Holding issued the Debentures under an Indenture dated as of April 15, 1998 ("Indenture") between Holding and the Trustee. The terms of the Debentures include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such TIA for a statement of such terms. The Debentures are general unsecured Obligations of Holding limited to $112 million in aggregate principal amount at maturity.

     5.   OPTIONAL REDEMPTION.

               Except as set forth in the next paragraph, the Debentures shall not be redeemable at Holding's option prior to April 15, 2003. Thereafter, the Debentures shall be subject to redemption at any time at the option of Holding, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

          YEAR                                            PERCENTAGE
          ----                                            ----------
          2003............................................ 106.438%
          2004............................................ 104.292%
          2005............................................ 102.146%
          2006 and thereafter............................. 100.000%

               Notwithstanding the foregoing, at any time on or prior to April 15, 2001, Holding may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the principal amount at maturity of the Debentures originally issued at a redemption price equal to 112.875% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages thereon, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that, in each case, at least 65% of the aggregate principal amount at maturity of the Debentures originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

     6.   MANDATORY REDEMPTION.

               Except as set forth in paragraph 7 below, Holding shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

     7.   REPURCHASE AT OPTION OF HOLDER.

               (a) Upon the occurrence of a Change of Control, each Holder of Debentures will have the right to require Holding to repurchase all or any part (equal to $1,000 or an integral multiple

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

          thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof at maturity plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase or, in the case of repurchases prior to April 15, 2003 at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid Liquidated Damages, if any, thereon to the date of repurchase. Within 30 days following any Change of Control, Holding will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

          (b) In connection with any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Holding will be required to make an offer to all Holders of Debentures and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid Liquidated Damages, if any, thereon on the date of purchase (if such date of purchase is prior to April 15, 2003) or 100% of the principal amount thereof at maturity plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if such date of purchase is on or after April 15, 2003), in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount at maturity of (or Accreted Value, as the case may be) and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holding or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount at maturity (or Accreted Value, as the case may be) of the Debentures and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          (c) Holders of the Debentures that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from Holding prior to any related purchase date and may elect to have such Debentures purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION OR REPURCHASE. Notice of redemption or repurchase shall be mailed at least 30 days but not more than 60 days before the redemption date or the repurchase date to each Holder whose Debentures are to be redeemed or repurchased at its registered address. Debentures in denominations larger than $1,000 may be redeemed or repurchased in part but only in whole multiples of $1,000 principal amount at maturity, unless all of the Debentures held by a Holder are to be redeemed or repurchase. On and after the redemption date or repurchase date, as the case may be, interest and Liquidated Damages, if any, ceases to accrue on the Debentures or portions thereof called for redemption or repurchase, as the case may be, or the Debentures will cease to accrete in value, if applicable, unless Holding defaults in making the redemption payment or repurchase payment, as the case may be.

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     9.   DENOMINATIONS,  TRANSFER, EXCHANGE.  The Debentures are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Debentures may be registered and the Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holding may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holding need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs and to the provisions of the Indenture, the Indenture and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Debentures).

          Without the consent of any Holder of Debentures, Holding and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of Holding's obligations to Holders of Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Debentures or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to guarantee the Debentures.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Debentures (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Debentures (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by Holding or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or at least 25% in aggregate principal amount of the Debentures then outstanding to comply with the provisions described in Sections 4.07, 4.09, 4.10 and
          4.13 of the Indenture; (iv) failure by Holding or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding to comply with its other agreements in the Indenture or the Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holding or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holding or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more in the case of clause
          (a) or (b); (vi) failure by Holding or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to Holding or any of its Significant Subsidiaries.

               If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holding, all outstanding Debentures will become due and payable without further action or notice. Upon any acceleration of maturity of the Debentures, all principal of and accrued and unpaid interest and Liquidated Damages, if any, on (if on or after April 15, 2003), or Accreted Value of and Liquidated Damages, if any, on (if prior to April 15, 2003), the Debentures shall be due and payable immediately. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the Debentures because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Debentures shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Debentures would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Debentures that became due solely because of the acceleration of the Debentures, have been cured or waived.

     13. TRUSTEE DEALINGS WITH HOLDING. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holding or its Affiliates, and may otherwise deal with Holding or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of Holding, as such, shall have any liability for any obligations of Holding under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

     15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Debentures under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among Holding and the Initial Purchasers (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holding has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


          Holding shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Advance Holding Corporation
          5673 Airport Road
          Roanoke, Virginia 24012
          Telecopier: 540.561.1699
          Attention: Chief Financial Officer

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                                ASSIGNMENT FORM


     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Debenture on the books of Holding. The agent may substitute another to act for him.

________________________________________________________________________________

Date:___________________

                                  Your Signature:_______________________________
                                  (Sign exactly as your name appears on the face of this Debenture)

                                  Signature Guarantee:

                                       9
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                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Debenture purchased by Holding pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

          [_] Section 4.10    [_] Section 4.13

          If you want to elect to have only part of the Debenture purchased by Holding pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount at maturity which you elect to have purchased (which must be $1,000 at Stated Maturity or integral multiples thereof): $___________


Date:__________________               Your Signature:__________________________
                                      (Sign exactly as your name appears on the Debenture)

                                      Tax Identification No.:__________________


                                      Signature Guarantee.

                                       10